Exhibit 99.(h)(17)(ii)

Execution Version

Calamos ETF Trust

2020 Calamos Court

Naperville, IL 60563

December 21, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President

Re: Calamos ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust is incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended and has established a new series of shares identified under its name on Exhibit A hereto (each a “Portfolio”).

In accordance with Section 8.5 and 8.6, the Additional Funds and Additional Portfolios provision, of the Master Services Agreement dated as of March 15, 2004, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street perform certain accounting and fund administration services for it and its Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement and, for the avoidance of doubt, acknowledges and confirms to State Street that the letter agreement dated March 31, 2006 (“Third Side Letter”) by and among certain funds in the Calamos Family of Funds and State Street shall also apply to the Portfolio, and the undersigned Trust agrees to be bound by all the terms and conditions of the Third Side Letter.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

[Signature page follows.]

Sincerely,

CALAMOS ETF TRUST
on behalf of:
CALAMOS ANTETOKOUNMPO GLOBAL SUSTAINABLE EQUITIES ETF

By:	/s/ Stephen M. Atkins
Name:	Stephen M. Atkins
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	Senior Vice President, Duly Authorized

Effective Date: January 1, 2023

EXHIBIT A

Calamos ETF Trust

Calamos Antetokounmpo Global Sustainable Equities ETF

EXHIBIT B

APPENDIX A

TO

MASTER SERVICES AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

CALAMOS ADVISORS TRUST	36-7271106
CALAMOS GROWTH AND INCOME PORTFOLIO

CALAMOS ETF TRUST
Calamos Antetokounmpo Global Sustainable Equities ETF	88-4166679

CALAMOS INVESTMENT TRUST
Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Opportunities Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Select Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222
Calamos Timpani SMID Growth Fund	83-4647954
Calamos Global Sustainable Equities Fund	87-3159402
Calamos International Small Cap Growth Fund	87-4563290

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST
Calamos Antetokounmpo Sustainable Equities Fund	88-3877464

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND	03-0426532
CALAMOS CONVERTIBLE AND HIGH INCOME FUND	02-0683363
CALAMOS STRATEGIC TOTAL RETURN FUND	04-3785941
CALAMOS GLOBAL TOTAL RETVRN FUND	20-3377281
CALAMOS GLOBAL DYNAMIC INCOME FUND	20-8819776
CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND	47-1549409
CALAMOS LONG/SHORT EQUITY & DYNAMIC INCOME TRUST	82-2860404